UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
CYAN, INC.
(Name of Registrant as Specified In Its Charter)
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CYAN, INC.
1383 N. MCDOWELL BLVD., SUITE 300
PETALUMA, CALIFORNIA 94954
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 3:00 p.m. Pacific Time on Thursday, May 21, 2015
TO THE HOLDERS OF COMMON STOCK OF CYAN, INC.:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Cyan, Inc., a Delaware corporation, will be held on Thursday, May 21, 2015, at 3:00 p.m. Pacific Time, at the Cyan, Inc. headquarters, 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954, for the following purposes as more fully described in the accompanying Proxy Statement:

1.
To elect three nominees for Class II director to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier resignation or removal;

2. 3.
To approve certain issuances of our common stock in excess of 20% of our outstanding shares upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014;

To approve certain issuances of our common stock to certain affiliated holders upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014;

4.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The board of directors of Cyan, Inc. has fixed the close of business on March 27, 2015 as the record date for the Annual Meeting. Only stockholders of record of our common stock on March 27, 2015 are entitled to notice of and to vote at the meeting. A list of our stockholders as of the record date will be maintained and open for examination by any of our stockholders, for any purpose germane to the Annual Meeting, during regular business hours at the address listed above for ten days prior to the meeting.
All stockholders are cordially invited to attend the meeting in person. You will find a map with directions to the annual meeting on the final page of the Proxy Statement. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Stockholders may have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.
We appreciate your continued support of Cyan, Inc. and look forward to your attendance at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Kenneth M. Siegel
Kenneth M. Siegel, Secretary
Petaluma, California
April , 2015

-i-

-ii-

CYAN, INC.

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

General Information                                            3

Proposal No. 1: Election Of Directors                                    8

Proposal No. 2 Approval of Certain Issuances of our common stock in excess of 20% of our outstanding shares
Upon Conversion of our Outstanding Notes and Exercise of Related Warrants issued December 2014        11

Proposal No. 3 Approval of Certain Issuances of our common stock to certain affiliated holders upon Conversion
of our Outstanding Notes and Exercise Of Related Warrants Issued December 2014                16

Proposal No. 4 Ratification Of Appointment Of Independent Registered Public Accounting Firm            19

Corporate Governance                                            20

Report of The Audit Committee                                        27

Executive Officers                                            28

Executive Compensation                                            29

Limitation of Liability and Indemnification of Officers and Directors                        34

Security Ownership of Certain Beneficial Owners and Management                        36

Related Party Transactions                                            38

Other Matters                                                42

Directions to Cyan Headquarters                                        43

CYAN, INC.
1383 N. McDowell Blvd., Suite 300
Petaluma, California 94954
PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 3:00 p.m. Pacific Time on Thursday, May 21, 2015
General Information
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on May 21, 2015, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held at the Cyan, Inc. headquarters, 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954 on Thursday, May 21, 2015 at 3:00 p.m. Pacific Time.
The Notice of Internet Availability (the “Internet Notice”) was first mailed on or about April , 2015 to stockholders of record as of March 27, 2015 (the “Record Date”), and these proxy solicitation materials combined with the Annual Report for the fiscal year ended December 31, 2014, including our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”) were first made available to you on the Internet, on or about April , 2015. References in this proxy statement to “we,” “us,” “our,” the “Company” and “Cyan” mean Cyan, Inc. and all entities owned or controlled by Cyan, Inc. The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. We maintain a website at www.cyaninc.com. The information on our website is not a part of this proxy statement.
What matters am I voting on?
You will be voting on:

•
the election of three nominees for Class II director to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier resignation or removal;

• • •
the approval, as required by New York Stock Exchange (“NYSE”) Listed Company Rule 312.03(c), certain issuances of our common stock in excess of 20% of our outstanding shares upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014;
the approval, as required by NYSE Listed Company Rule 312.03(b), of certain issuances of our common stock to certain affiliated holders upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014;
the ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015; and

•	any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends you vote:

•	FOR the nominees for election as Class II directors

•
FOR the approval of certain issuances of our common stock in excess of 20% of our outstanding shares upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014

•
FOR the approval of certain issuances of our common stock to certain affiliated holders upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015
Internet Notice
Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders' meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
Who is entitled to vote?
Holders of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, ___________ shares of our common stock were outstanding and held of record by approximately [70] stockholders. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not the stockholder of record, they may not vote their shares in person at the Annual Meeting without following their broker’s procedures for obtaining a legal proxy. You may request from your broker or nominee a voting instruction card for you to use if you attend the Annual Meeting in person.
How do I vote?
There are four ways to vote:

•	by Internet at http://www.envisionreports.com/CYNI, 24 hours a day, seven days a week, until 1:00 p.m. Pacific Time on May 21, 2015 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-652-VOTE (8683) (have your proxy card in hand when you call);
•	by mail (if you requested printed copies of the proxy materials to be mailed to you), by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided; or
•	by completing a written ballot in person at the Annual Meeting.

Can I change my vote?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card; or
•	notifying the corporate secretary of Cyan, Inc., in writing, at the address listed on the front page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in this proxy have been designated as proxies by our board of directors. When a proxy card is properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote shares held in street name on a particular matter (“broker non-vote”) in the absence of instructions from the beneficial owner of the shares. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or a broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.
How many votes are needed for approval of each matter?

•
Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “abstain” on each of the nominees for election as a director.

•
Proposal No. 2: The approval of certain issuances of our common stock in excess of 20% of our outstanding shares upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014 must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting, provided that the total vote cast on the proposal represents a majority of our common stock entitled to vote on the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on Proposal No. 2 represents a majority of our common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote “against” the proposal in determining whether the proposal has received the requisite number of affirmative votes. Broker non-votes, if any, will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on the approval of certain issuances of our common stock in excess of 20% of our outstanding shares.

•
Proposal No. 3: The approval of certain issuances of our common stock to certain affiliated holders upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants issued in December 2014 must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting, provided that the total vote cast on the proposal represents a majority of our common stock entitled to vote on the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on Proposal No. 3 represents a majority of our common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote “against” the proposal in determining whether the proposal has received the requisite number of affirmative votes.. Broker non-votes, if any, will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on the approval of certain issuances of our common stock to certain affiliated holders.

•
Proposal No. 4: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. You may vote “for,” “against” or “abstain” on the ratification of Ernst & Young LLP.

How are proxies solicited for the Annual Meeting?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter—the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 4). Your broker will not have discretion to vote on “non-routine” matters absent direction from you, such as the election of directors or the approval of certain issuances of our common stock.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be publicly disclosed, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our environmental impact, printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. As requested, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders may contact us as follows:
Cyan, Inc.
Attention: Corporate Secretary
1383 N. McDowell Blvd., Suite 300
Petaluma, California 94954
(707) 735-2300
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding. Alternatively, if you receive multiple printed copies of the proxy materials, you may request to enroll in householding by contacting us.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our annual meeting of stockholders to be held in 2016, our corporate secretary must have received the written proposal at our principal executive offices not later than December ___, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Cyan, Inc.
Attention: Corporate Secretary
1383 N. McDowell Blvd., Suite 300
Petaluma, California 94954
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) pursuant to our proxy materials with respect to such meeting, (ii) by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our annual meeting of stockholders to be held in 2016, our corporate secretary must have received the written notice at our principal executive offices:

•	no earlier than January ___, 2016; and
•	no later than the close of business on February ___, 2016.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Cyan at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to directly nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing Cyan’ filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Four of our directors are independent within the meaning of the listing rules of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees for Class II Directors
Three candidates have been nominated for election as Class II directors at the 2015 Annual Meeting for a three-year term expiring in 2018. Upon recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Promod Haque, Michael L. Hatfield and M. Niel Ransom for re-election as Class II directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our board of directors and the Nominating and Governance Committee to the conclusion that such person should continue to serve as a director has been added following each of the director and nominee biographies.
If you are a record holder and you sign your proxy card or vote by the Internet or telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Haque, Hatfield and Ransom. We expect that Messrs. Haque, Hatfield and Ransom will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2015 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the board of directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by the Internet or telephone. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF PROMOD HAQUE, MICHAEL L. HATFIELD AND M. NIEL RANSOM.

Information Regarding the Board of Directors and Director Nominees
The names of the proposed director nominees and each continuing member of the board of directors, their respective ages, their positions with Cyan and other biographical information as of March 31, 2015, are set forth below. There are no family relationships among any of our directors or executive officers.

	Class	Age	Position with Cyan	Current Term Expires
Nominees
Promod Haque	II	66	Director	2015
Michael L. Hatfield	II	52	Founder, President and Director	2015
M. Niel Ransom (1)(3)	II	65	Director	2015

Continuing Directors
Michael J. Boustridge	III	52	Director	2016
Robert E. Switz (1)(2)	III	68	Director	2016
Mark A. Floyd	I	59	Chief Executive Officer and Chairman of the Board	2017
Paul A. Ferris (1)(2)(3)	I	44	Director	2017

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and governance committee

Nominees for Director
Promod Haque has served on our board of directors since April 2007. Dr. Haque has been a senior managing partner of Norwest Venture Partners, a venture capital firm, since January 2013 and had previously served as a managing partner since 1990. He currently serves on the boards of directors of several privately held companies, including Apigee Corporation, Health Catalyst, LLC, and PCH International. Mr. Haque previously served on the board of directors of FireEye, Inc., a provider of cybersecurity solutions, from March 2005 to October 2014, Persistent Systems Limited from November 2005 to November 2010 and as a chairman of the board of directors of Veraz Networks, Inc., a provider of application, control and bandwidth optimization solutions, from July 2001 until October 2010 when it merged with Dialogic Corporation. Dr. Haque holds a B.S. in Electrical Engineering from the University of Delhi, India, an M.B.A. from Northwestern’s Kellogg Graduate School of Management and a Ph.D. in Electrical Engineering from Northwestern University.
We believe that Dr. Haque is qualified to serve as a member of our board of directors because of his experience in the venture capital industry analyzing, investing in and serving on the boards of directors of technology companies, as well as his perspective as a representative of one of our largest stockholders.
Michael L. Hatfield co-founded our company in October 2006 and has served as our president and on our board of directors since inception. Mr. Hatfield also served as our Chief Executive Officer from October 2006 to May 2012. Prior to co-founding our company, Mr. Hatfield co-founded Calix, Inc., a communication systems company, and served as Calix’s Chief Executive Officer from Calix’s founding to December 2002, and then as Calix’s Chief Strategy Officer. Prior to Calix, co-founded Cerent Corporation, an optical equipment company. Mr. Hatfield holds a B.S. in Electrical Engineering and Mathematical Economics from Rose-Hulman Institute of Technology and an M.B.A. in Finance from Indiana University.
We believe that Mr. Hatfield is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our co-founder and president and because of his experience in founding and growing technology companies.
M. Niel Ransom has served on our board of directors since September 2009. Dr. Ransom has served as President and Chief Executive Officer of Ransomshire Associates, Inc., an advisory venture capital firm he founded, since July 2005. He currently serves on the board of directors of Radisys Corporation, a provider of embedded wireless infrastructure solutions, and several privately held companies and served on the board of directors of Applied Micro Circuits Corporation, a fabless semiconductor company, from July 2006 to August 2009. Dr. Ransom holds B.S. and M.S. degrees in Electrical Engineering from Old Dominion University, an M.B.A. from the University of Chicago, Graduate School of Business and a Ph.D. in Electrical Engineering from the University of Notre Dame.
We believe that Dr. Ransom is qualified to serve as a member of our board of directors because of his technical expertise, his experience in senior management positions at several communications companies and his business background.
Continuing Directors
Michael J. Boustridge has served on our board of directors since August 2012. Since March 2012, Mr. Boustridge has served on the board of directors of CIBER, Inc., an information technology consulting and managed services company, and became CIBER’s Chief Executive Officer in June 2014. Prior to that, Mr. Boustridge served as Chief Executive Officer of Contact Solutions, LLC, a leading provider of cloud-based customer self-service solutions, from June 2013 to May 2014. He has also served as Chief Executive Officer of BoKiwi Corporation, a consulting services firm, since June 2011. From April 2007 to April 2011, he served as President of BT Global Services, a division of United Kingdom telecommunications operator BT Group. Prior to joining BT, Mr. Boustridge was with Electronic Data Systems Corporation, an information technology equipment and services company acquired by Hewlett-Packard Company, from January 1996 to March 2007, where he served in various executive roles, most recently as Chief Sales and Chief Marketing Officer. Mr. Boustridge currently serves on the boards of directors of CIBER, Inc., an information technology consulting and managed services company, and Riverbed Technology, Inc., an information technology performance company.
We believe that Mr. Boustridge is qualified to serve as a member of our board of directors because of his extensive background working with technology companies.
Paul A. Ferris has served on our board of directors since February 2007. Mr. Ferris has been a general partner of Azure Capital Partners, a venture capital firm he co-founded, since April 2000. Prior to Azure Capital, Mr. Ferris worked at several investment banks, including Credit Suisse First Boston, where he was the global head of the communications investment banking group, and at Deutsche Bank Securities Inc. and Morgan Stanley & Co., where he focused on emerging technology companies. He currently serves on the board of directors of Ranovus, Inc. and The Bouqs Company, and previously served as a director of Calix, Inc. from June 2000 until July 2010. Mr. Ferris holds B.A. degrees in Computer Science and English from Amherst College where he graduated summa cum laude.
We believe that Mr. Ferris is qualified to serve as a member of our board of directors because of his experience in the venture capital industry analyzing, investing in and serving on the boards of directors of technology companies, as well as his perspective as a representative of one of our largest stockholders.
Mark A. Floyd has served as our Chief Executive Officer since May 2012 and on our board of directors since October 2008 and was appointed chairman of our board of directors in November 2011. Prior to joining us, Mr. Floyd served as Chief Executive Officer of SafeNet, Inc., a data security company, from July 2009 to July 2011. From May 2008 to June 2009, Mr. Floyd served as a venture partner at Sevin Rosen Ventures, and from March 2007 to March 2008 served in the same capacity at El Dorado Ventures, each of which is a venture capital firm. Previously, Mr. Floyd served as President and Chief Executive Officer of Entrisphere, Inc., a telecommunications equipment company, from August 2002 until its acquisition by Ericsson, Inc. in February 2007. Mr. Floyd currently serves as a director of Riverbed Technology Corporation, an information technology performance company, and previously served as a director of Tekelec, Inc., a network applications company, from October 2004 to May 2011 and Carrier Access Corporation, a telecommunications equipment manufacturer, from June 2001 to March 2008. Mr. Floyd holds a B.B.A. in Finance from the University of Texas.
We believe that Mr. Floyd is qualified to serve as a member of our board of directors because of the perspective he brings as our Chief Executive Officer and because of the knowledge and experience he brings having held officer and director positions at numerous other successful private and public companies.
Robert E. Switz has served on our board of directors since March 2011. Mr. Switz served as President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software from August 2003 to December 2010 when it was acquired by Tyco Electronics, Ltd. From 1994 until August 2003 he served in various senior management positions at ADC, including Chief Financial Officer. Mr. Switz was appointed a director of ADC in August 2003 and was appointed Chairman of the Board in August 2008. Mr. Switz currently serves on the boards of directors of Broadcom Corporation, a semiconductor solution for wired and wireless communications, GT Advanced Technologies Inc., a supplier of polysilicon production technology, Micron Technology, Inc., a semiconductor company, and Pulse Electronics Corp., a supplier of data center network equipment components. Mr. Switz holds a B.S. in Business Administration from Quinnipiac University and an M.B.A. from the University of Bridgeport.
We believe that Mr. Switz is qualified to serve as a member of our board of directors because of his extensive background working with technology companies.
See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.
PROPOSAL NO. 2
APPROVAL OF CERTAIN ISSUANCES OF OUR COMMON STOCK IN EXCESS OF 20% OF OUR OUTSANDING SHARES UPON CONVERSION OF OUR OUTSTANDING NOTES AND EXERCISE OF RELATED WARRANTS ISSUED DECEMBER 2014
Background with Respect to the Offering and this Proposal
On December 12, 2014, we issued:

•	$50.0 million aggregate principal amount of 8.00% Convertible Senior Secured notes due 2019, referred to as the notes, and

•	related warrants to purchase up to an aggregate of 11.25 million shares of our common stock, in a private placement to qualified institutional buyers and accredited investors pursuant to a private placement exemption from the registration requirements of the U.S. securities laws.
Our common stock is listed on the New York Stock Exchange, or the NYSE, and we are subject to rules and regulations set forth in the NYSE Listed Company Manual. NYSE Listed Company Rule 312.03(c) requires stockholder approval prior to the issuance of securities in connection with certain transactions involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our outstanding common stock or 20% or more of the voting power outstanding before the issuance of such securities. As a result of NYSE Rule 312.03(c) and the terms of the indenture governing the notes and the warrants, the notes and warrants provide that until we obtain the requisite approval from our stockholders in accordance the 312.03(c), we are limited to issuing a number of shares equal to 19.99% of the number of shares of our common stock outstanding on December 4, 2014. On December 4, 2014 there were 47,285,120 shares of our common stock outstanding resulting in an issuance limit of approximately 9.4 million shares. In addition, until we obtain the requisite approval from our stockholders in accordance the 312.03(c), any exercises of the warrants is required to be cash settled based on a net value formula set forth in the warrants.
We are seeking shareholder approval of this Proposal No. 2 in order to permit us to issue sufficient shares of our common stock to fully satisfy the conversion of notes and exercise of the warrants.
In connection with the offering, on December 12, 2014, we entered into an indenture with U.S. Bank National Association, as trustee, and issued the notes under such indenture. The notes bear interest at a rate of 8.00% per year, payable semi-annually in arrears on June 15 and December 15 of each year, with interest beginning to accrue from December 12, 2014. The notes will mature on December 15, 2019, unless earlier converted, redeemed or purchased. The notes are convertible into shares of our common stock at a conversion price of $2.44 per share, which represents an 18% premium to our closing stock price on December 4, 2014, the date of pricing of the offering, pursuant to certain terms as specified in detail below. The notes are convertible at any time on and after January 15, 2016 subject to certain exceptions for specified corporate transactions as described below.
In addition to the notes, we also issued warrants to purchase 225 shares of our common stock for each $1,000 principal amount of notes issued, resulting in issuing warrants exercisable for an aggregate of 11.25 million shares of common stock. As noted above, we are required to cash settle any exercise of the warrants prior to obtaining any shareholder approval to have the warrants settled in shares of our common stock.  The exercise price per share of common stock purchasable upon exercise of the warrants is $3.62 per share of our common stock, which represents a 75% premium to our closing stock price on December 4, 2014, the date of pricing of the offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrants are exercisable at any time on and after January 15, 2016, subject to certain exceptions for specified corporation transactions as described below, and expire on December 15, 2017.
The net proceeds of the offering were $46.6 million. We used a portion of the net proceeds of the offering to repay in full of all amounts outstanding under the term loan facility governed by our credit facility with Silicon Valley Bank totaling $3.5 million. We also deposited approximately $12.0 million of the offering proceeds into an escrow account which we will use to pay the first six scheduled semi-annual interest payments on the notes. The balance of the net proceeds of the offering is available to us for general corporate purposes, including working capital and capital expenditures.
As described in “Proposal No. 3 below, certain affiliated parties purchased $17.0 million in aggregate principal amount of notes and related warrants to purchase 3,825,000 shares of our common stock on the same terms and conditions on which notes and warrants were issued to non-affiliated purchasers as follows:

•
Funds affiliated with Norwest Venture Partners, with whom Promod Haque, a member of the board of directors, is affiliated, purchased $11.0 million in aggregate principal amount of notes and related warrants;

•	Michael Hatfield, our president and a member of the board of directors, purchased $4.0 million in aggregate principal amount of notes and related warrants; and

•	Mark Floyd, our chief executive officer and chairman of our board of directors, purchased $2.0 million in aggregate principal amount of notes and warrants.
Reason for the Offering
We require a significant amount of cash resources to operate our business. For example, in the nine months ended September 2014, we used approximately $35.2 million of cash, cash equivalents and marketable securities, including $30.4 million used in operating activities. At September 30, 2104, we had cash, cash equivalents and marketable securities of $28.9 million. At the time of the offering, given our forecasted levels of revenue, expenses and capital expenditures, we believed that our existing cash, cash equivalents and marketable securities, together with our cash collections would be sufficient to meet our projected operating and capital expenditure requirements through the first quarter of 2015. We undertook the notes and warrants offering in the fourth quarter of 2014 in order to provide us with the working capital needed to continue to operate our business beyond the first quarter of 2015.
We and our board of directors considered a variety of factors and risks, including our business and historical and projected financial results, our objectives to reduce spending and enhance our long-term operating and free cash flow, the advantages and disadvantages of the proposed offering and any potential alternative transactions, and the perception of our business prospects in the marketplace by our existing and potential customers, and we determined that the offering would be in the best interests of the Company and consistent with our financial goals and objectives. Our board of directors initially approved the terms by which we would pursue an offering, and delegated to a pricing committee the authority to approve the specific terms of the offering. After several days of marketing that was managed by the placement agent for the offering, the pricing of the offering on December 4, 2014, was determined in an arm’s length negotiation between us, the placement agent and certain of the non-affiliated investors. Our pricing committee, composed of two disinterested directors, then approved the specific terms of the offering. The affiliated purchasers did not have a role in either the pricing of the offering or the approval of the pricing terms for the offering as they recused themselves from these decisions. Once the pricing terms were set, the affiliated purchasers confirmed their purchases of the notes and warrants.
Based upon the successful offering of the notes and related warrants in December 2014, and taking into account our expected cash flow from operations, particularly in light of an improvement in our business environment for the fourth quarter of 2014 and into the first quarter of 2015, we believe that we have adequate capital resources for at least the next 12 months.
Summary of Terms of the Notes and Warrants
Below is a summary of the terms of the notes and related warrants. We have provided the indenture and form of warrant agreement as Exhibits 4.1 and 4.2, respectively, to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on December 17, 2014, and you may read those documents for the terms governing the notes and warrants.
The Notes
Maturity; Interest. The notes will mature on December 15, 2019, unless earlier converted, redeemed or purchased by us. The notes bear interest at a rate of 8.0% per year. Interest began accruing December 12, 2014 and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015.
Ranking. The notes are our senior secured obligations and rank (i) senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment of the notes; (ii) effectively senior to any of our unsecured indebtedness to the extent of the value of the collateral securing the notes; (iii) equal in right of payment with all of our existing and future liabilities that are not subordinated to the notes; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of our existing and future subsidiaries that do not guarantee the notes. Subject to certain conditions and limitations, the indenture permits us and our subsidiaries to incur additional debt, including secured debt, and will not contain any financial covenants.
Guarantees. Initially, the notes are not guaranteed by any of our subsidiaries. In the event any of our subsidiaries becomes a material domestic subsidiary or we otherwise acquire a material domestic subsidiary, such material domestic subsidiary will be required to guarantee the notes, on a full, joint and several basis. The guarantees of each subsidiary guarantor will be a senior secured obligation of such subsidiary guarantor and will have the same ranking with respect to indebtedness of such subsidiary guarantor as the notes will have with respect to our indebtedness.
Collateral. The notes are secured by a first-priority lien, subject only to certain permitted liens and certain excluded assets, on substantially all of our and any subsidiary guarantors’ assets, other than certain excluded assets, including license agreements, general intangibles, accounts, instruments, investment property, intellectual property and any proceeds of the foregoing.
Pursuant to the terms of the indenture, we and our subsidiaries are permitted to incur up to $50.0 million of revolving credit facility indebtedness, all of which may be secured by a first-priority lien on certain borrowing base assets, which borrowing base assets would be released from the lien of the indenture and the related security documents. Any such indebtedness would be effectively senior to the notes to the extent of the value of the collateral securing such indebtedness.
Interest Escrow. We deposited approximately $12 million, or 24 percent of the aggregate principal amount of notes issued, into an escrow account from which we will pay the first six scheduled semi-annual interest payments on the notes.
Conversion Rights. Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2019, in principal amounts of $1,000 or an integral multiple thereof, only under the following circumstances:

•
On or after January 15, 2016, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of our common stock exceeds the applicable conversion price on each such trading day;

•
On or after January 15, 2016, during the five consecutive business day period immediately following any five consecutive trading day period, referred to as the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each applicable trading day;

•	Upon the occurrence of specified corporate events; or

•	If we call the notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date.
On or after June 15, 2019, holders may convert all or any portion of their notes, in principal amounts of $1,000 or an integral multiple thereof, at any time prior to the close of business on the business day immediately preceding the maturity date, regardless of the foregoing conditions.
The initial conversion rate is 409.3998 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $2.44 per share). The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the indenture) or redemption by us, we will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its notes in connection with such make-whole fundamental change or redemption, as applicable.
Prior to January 15, 2016 the notes will be convertible only as a result of specified corporate events. Upon conversion, the notes will be settled in cash, shares of our common stock or any combination thereof at our option, provided that unless and until we have obtained the requisite stockholder approvals pursuant to this Proposal No. 2 and Proposal No. 3, collectively referred to as requisite stockholder approvals, (i) with respect to notes other than notes purchased by our affiliates, we will be required to satisfy our conversion obligation by delivering a combination of cash and shares of our common stock with a specified dollar amount per $1,000 principal amount of notes of at least $1,000 for all notes submitted for conversion, which means we will be obligated to settle our conversion obligation by paying up to at least the principal amount of such notes in cash, and delivering shares of our common stock for the remaining settlement amount, if any, in excess of the specified dollar amount, (ii) if the number of shares of common stock deliverable for the settlement amount in excess of the specified dollar amount would result in the issuance of shares in excess of the conversion share cap, as described more fully in the indenture, then we will pay cash in lieu of the shares that would otherwise be deliverable in respect any trading day during the relevant observation period based on the daily volume weighted average price specified for such trading day and (iii) with respect to affiliate notes, we will be required to satisfy our conversion obligation by paying cash for the settlement amount of all affiliate notes submitted for conversion.
On and after January 15, 2016 and prior to the close of business on the business day immediately preceding June 15, 2019, the notes will be convertible only under the following circumstances: (1) if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of our common stock on such trading day exceeds the applicable conversion price on each such trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price (as defined in the indenture) per $1,000 principal amount of notes, for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if we call the notes for redemption. On or after June 15, 2019 until the close of the business day immediately preceding the maturity date, holders may convert all or a portion of their notes at any time, regardless of the foregoing circumstances.
Unless and until we obtain the requisite stockholder approvals the number of shares of common stock deliverable upon conversion of the notes (including notes held by our affiliates), the number of shares issuable on conversion of the notes will be subject to the applicable conversion share caps and the exercises of the warrants (including warrants held by our affiliates) will be required to be cash settled based on a formula set forth in the warrants.
Interest Make-Whole Payment. On or after January 15, 2016, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of our common stock exceeds the applicable conversion price on each such trading day, we will in addition to the other consideration payable or deliverable in connection with such conversion make an interest make-whole payment to converting holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding until December 15, 2017 computed using a discount rate equal to 2%. Prior to receipt of the requisite stockholder approvals, we will be required to pay any interest make-whole payment in cash.
If the stockholder approve this Proposal No. 2, we may pay any interest make-whole payment either in cash or in our common stock, at our election. If we elect to pay an interest make-whole payment in our common stock, then the stock will be valued at 95% of the simple average of the daily volume weighted average price for the 10 trading days ending on and including the trading day immediately preceding the conversion date.
Fundamental Change Permits Holders to Require Us to Purchase notes. If we undergo a “Fundamental Change,” as defined in the indenture, subject to certain conditions, holders may require us to purchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The Fundamental Change purchase price will equal 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change purchase date.
Optional Redemption by the Issuer. We may not redeem the notes prior to December 20, 2017. We may redeem for cash all, but not less than all, of the notes, at our option, on or after December 20, 2017, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within three trading days prior to the date we deliver written notice of the redemption is greater than or equal to 140% of the conversion price on each applicable trading day. No sinking fund is provided for the notes. Upon the occurrence of a fundamental change (as defined in the indenture), holders may require us to purchase all or a portion of their notes for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid special interest to, but excluding, the fundamental change purchase date.
Transferability. Neither the notes nor any shares of our common stock issuable upon the conversion of the notes have been registered under the Securities Act or the securities laws of any jurisdiction, and the notes and any such shares are subject to certain restrictions on transfer and resale as described more fully in the indenture.
The Warrants
Number of Shares. In connection with the issuance of the notes, we also issued warrants to purchase 225 shares of common stock for $1,000 principal amount of notes issued, for an aggregate of warrants to purchase 11,250,000 shares being issued in connection with the notes.
Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $3.62 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Exercisability and Settlement. The warrants are exercisable at any time on and after January 15, 2016 and expire on December 15, 2017. The warrants are exercisable, at the option of each holder and under certain circumstances, in whole or in part by delivering to us a duly executed exercise notice and either (i) through a cash exercise, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. Notwithstanding the foregoing, unless and until we have obtained the requisite stockholder approvals, we will be required to cash settle any exercises of the warrants according to the net value formula set forth in the warrants.
Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.
Transferability. Neither the warrants nor any shares of our common stock issuable upon the exercise of the warrants have been registered under the Securities Act or the securities laws of any jurisdiction, and the warrants and any such shares are subject to certain restrictions on transfer and resale as described more fully in the warrant purchase agreements.
NYSE Stockholder Approval Requirements and Consequences of No Approval
NYSE Listed Company Rule 312.03(c) requires stockholder approval prior to the issuance of securities in connection with certain transactions involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our outstanding common stock or 20% or more of the voting power outstanding before the issuance of such securities. The common stock to be issued upon conversion of the notes and exercise of the warrants would exceed 20% of the common stock as well as 20% of the voting power outstanding before the issuance. As a result, we are seeking shareholder approval of this Proposal No. 2 in order to permit us to issue our common stock in full satisfaction of the conversion of notes and exercise of the warrants in excess of the 20% limits that would be applicable absent stockholder approval.
Due to the restrictions of 312.03(c) and the terms of the indenture, unless and until we obtain the requisite approval from our stockholders in accordance the 312.03(c), to issue a number of shares in excess of 19.99% of our common stock outstanding on December 4, 2014 pursuant to the notes and the warrants, the number of shares of common stock deliverable upon conversion of the notes will be subject to the 19.9% share cap and the exercises of the warrants will be required to be cash settled based on a formula set forth in the warrants.
If we receive the requested approval, upon conversion of the notes and exercise of the warrants we will be permitted to issue a number of shares of our common stock exceeding 20% of both the voting power and the number of shares of our common stock outstanding at the time of issuance of the notes. As a result, conversion of the notes and exercise of the warrants could result in additional dilution of the voting power of our existing stockholders.
If we do not receive the requested approval, (i) we will be required to satisfy our conversion obligation with respect to the notes by delivering a combination of cash and shares of our common stock with a specified dollar amount per $1,000 principal amount of notes of at least $1,000 for all notes submitted for conversion, and (ii) if the number of shares of common stock deliverable for the settlement amount in excess of the specified dollar amount would result in the issuance of shares in excess of the conversion share cap of 19.99%, then we will pay cash in lieu of the shares that would otherwise be. With respect to the warrants, unless and until we have obtained the requisite stockholder approval in this Proposal No. 2, we will be required to cash settle any exercises of warrants determined according to the net value formula set forth in the warrants. If we are limited by the share cap and required to cash settle the warrants, our liquidity could be adversely affected and we may not have enough available cash or be able to obtain financing at the time we are required to settle any conversions of the notes or exercises of the warrants. As a result and at such time, if we do not obtain the requisite stockholder approvals, our independent certified public accountant could issue an opinion regarding our ability to continue as a going concern, which would include consideration of our accumulated losses and limited revenues. A "going concern" opinion could impair our ability to raise funds and may adversely impact our revenue and business if customers delay or discontinue purchases from us due to concerns about our viability.
Vote Required
Approval of certain issuances of our common stock upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants will require the affirmative vote of the majority of shares present or represented by proxy at the annual meeting and entitled to vote, provided that the total vote cast on the proposal represents a majority of our common stock entitled to vote on the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on Proposal No. 2 represents a majority of our common stock entitled to vote on the proposal, while in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal approving the issuance of shares of our common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF CERTAIN ISSUANCES OF OUR COMMON STOCK IN EXCESS OF 20% OF OUR OUTSTANDING SHARES
UPON CONVERSION OF OUR OUTSTANDING NOTES AND EXERCISE OF RELATED WARRANTS ISSUED DECEMBER 2014.

PROPOSAL NO. 3
APPROVAL OF CERTAIN ISSUANCES OF OUR COMMON STOCK TO CERTAIN AFFILIATED HOLDERS UPON CONVERSION OF OUR OUTSTANDING NOTES
AND EXERCISE OF RELATED WARRANTS ISSUED DECEMBER 2014
Background with Respect to the Offering and this Proposal
Of the $50.0 million aggregate principal amount of 8.00% Convertible Senior Secured notes due 2019 and related warrants to purchase an aggregate of 11,250,000 shares of our common stock issued in December 2014, certain affiliated parties, referred to as the affiliated holders, purchased $17.0 million in aggregate principal amount of notes and related warrants to purchase an aggregate of 3,825,000 shares of our common stock on the same terms on which notes and warrants were issued to non-affiliated investors follows:

•
Funds affiliated with Norwest Venture Partners, with whom Promod Haque, a member of the board of directors, is affiliated, purchased $11.0 million in aggregate principal amount of notes and related warrants to purchase 2,475,000 shares of our common stock;

•
Michael Hatfield, our president and a member of the board of directors, purchased $4.0 million in aggregate principal amount of notes and related warrants to purchase 900,000 shares of our common stock; and

•
Mark Floyd, our chief executive officer and chairman of our board of directors, purchased $2.0 million in aggregate principal amount of notes and related warrants to purchase 450,000 shares of our common stock.

NYSE Listed Company Rule 312.03(b) requires stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to a director, officer or substantial security holder of the company if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or one percent of the voting power outstanding before the issuance. The common stock to be issued to the each of the affiliated holders upon conversion of the notes and exercise of the warrants would exceed 1% of the number of shares of common stock or one percent of the voting power outstanding before the issuance. As a result shareholder approval of this Proposal No. 3 is required in order to permit us to issue our common stock in full satisfaction of the conversion of notes and exercise of the warrants issued to the affiliated holders.
We are seeking shareholder approval of this Proposal No. 3 in order to permit us to issue our common stock in full satisfaction of the conversion of affiliate notes and exercise of the warrants held by these affiliates in excess of the 1% limits that would apply absent stockholder approval.
Our board of directors was aware of these interests and considered them, among other matters, in approving the offering of notes and warrants. As described in more detail under Proposal No. 2 above, the affiliated purchasers neither set the pricing terms of the offering nor approved the specific terms of the offering for us.
NYSE Stockholder Approval Requirements and Consequences of No Approval
Due to the restrictions of 312.03(b) and the terms of the indenture, unless and until we obtain the requisite approval from our stockholders in accordance with 312.03(b), to issue a number of shares in excess of 1% of our common stock outstanding on December 4, 2014, pursuant to notes and warrants issued to an affiliated investor, the number of shares of common stock deliverable to the affiliated holders upon conversion of the notes will not represent more than their pro rata share of 1% of the share or voting power outstanding immediately prior to the conversion of the notes, and the exercises of the warrants will be required to be cash settled based on a formula set forth in the warrants.
If we receive this approval, we will be permitted to issue to the affiliated holders upon conversion of the notes and exercise of the warrants a number of shares of our common stock exceeding 1% of both the voting power and the number of shares of our common stock outstanding at the time of issuance of the notes. As a result, conversion of the notes and exercise of the warrants could result in additional dilution of the voting power of our existing stockholders.
If we do not receive this approval, we will be required to deliver cash in lieu of any shares otherwise deliverable upon conversion of notes and exercises of warrants held by affiliated holders. If we are limited by the 1% share cap and required to cash settle the notes and warrants held by the affiliated holders, our liquidity could be adversely affected and we may not have enough available cash or be able to obtain financing at the time we are required to settle any conversions of the notes or exercises of the warrants.
Vote Required
Approval of certain issuances of our common stock upon conversion of our 8.00% Convertible Senior Secured notes due 2019 and exercise of related warrants will require the affirmative vote of the majority of shares present or represented by proxy at the annual meeting and entitled to vote, provided that the total vote cast on the proposal represents a majority of our common stock entitled to vote on the proposal. Abstentions will be treated as “votes cast” for purposes of determining whether the total vote cast on Proposal No. 3 represents a majority of our common stock entitled to vote on the proposal, while in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal approving the issuance of shares of our common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF CERTAIN ISSUANCES OF OUR COMMON STOCK TO CERTAIN AFFILIATED HOLDERS
UPON CONVERSION OF OUR OUTSTANDING NOTES AND EXERCISE OF RELATED WARRANTS ISSUED DECEMBER 2014.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General
The audit committee of the board of directors has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2015. EY has served as our independent registered public accounting firm since 2009.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Cyan and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2015. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the appointment of EY, our audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for the fiscal years ended December 31, 2013 and 2014:

	2013	2014
Audit Fees (1)	$2,325,000	$983,100
Audit-Related Fees (2)	$186,450	$351,527
Tax Fees (3)	$84,583	$50,426
All Other Fees (4)	$2,790	$1,995
	$2,598,823	$1,387,048

(1)
Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Fees for fiscal 2013 also include fees associated with our initial public offering of common stock completed in May 2013, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as delivery of consents, review of documents filed with the SEC and other ancillaries associated with the initial public offering.

(2)
Audit-Related Fees consist of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consisted of fees billed for professional services for tax compliance and tax advice.
(4)	Other Fees consisted of online resource subscription fees.
Auditor Independence
In 2014, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•
Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

•
Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

•	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

•	Other services. Other services are those services not described in the other categories.
The audit committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the audit committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee or one or more designated members of the audit committee before the independent registered public accounting firm is engaged.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CYAN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.
* * *
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Business Conduct & Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, President, Chief Financial Officer and other principal executive and senior financial officers. The full text of or Corporate Governance Guidelines and our Code of Business Conduct & Ethics are available on the Investors portion of our website at http://investor.cyaninc.com. We will disclose on our website any amendment to the Code of Business Conduct & Ethics, as well as any waivers of the Code of Business Conduct & Ethics, that are required to be disclosed by the rules of the SEC or the New York Stock Exchange.
Director Independence
Our common stock is listed on the New York Stock Exchange. Under the listing requirements and rules of the New York Stock Exchange, subject to specified exceptions, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors determined that Messrs. Ferris, Haque and Switz and Dr. Ransom do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange, constituting a majority of our board of directors. Our board of directors has also made determinations with respect to the independence of our committee members for their respective committees established by applicable SEC rules and the rules of the New York Stock Exchange as discussed below. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Leadership Structure
Our board of directors currently believes that our company is best served by combining the roles of a chairman of the board and chief executive officer. Mr. Floyd, our chief executive officer, in addition to Mr. Hatfield, our president and founder, are the directors most familiar with our business and industry, and are most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise. Our board of directors believes that the combined role of chairman of the board and chief executive officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors, which are essential to effective governance.
Board Meetings and Committees
During our fiscal year ended December 31, 2014, the board of directors held 14 meetings (including regularly scheduled and special meetings). No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member.
Our Corporate Governance Guidelines include a provision that encourages attendance by members of our board of directors at annual meetings of stockholders.
Our board of directors has an audit committee, a compensation committee, and a nominating and governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit Committee. Our audit committee is comprised of Messrs. Ferris and Switz and Dr. Ransom, with Mr. Switz serving as chairman. The composition of our audit committee meets the requirements for independence of audit committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the current New York Stock Exchange listing standards. In addition, our board of directors has determined that Mr. Switz is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Mr. Switz currently serves on the audit committees of four public companies, including our audit committee. Although Mr. Switz serves on the audit committee of more than three publicly traded companies, pursuant to the NYSE rules and regulations, our board of directors has determined that such simultaneous service does not impair his ability to effectively serve on our audit committee.
The responsibilities of our audit committee include, among other things:

•	evaluating our independent registered public accounting firm’s qualifications, independence and performance and approving the audit and non-audit services performed by our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing our interim and year-end operating results with management and the independent auditors;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement; and

•	reviewing annually the audit committee charter and the committee’s performance.
Our audit committee held ten meetings during 2014. Our audit committee operates under a written charter approved by our board of directors. A copy of the Audit Committee Charter is available on the Investors portion of our website at http://investors.cyaninc.com. The Audit Committee Report is included later in this proxy statement.
Compensation Committee. Our compensation committee is comprised of Messrs. Ferris and Switz, with Mr. Ferris serving as chairman. The composition of our compensation committee meets the requirements for independence of compensation committee members under current New York Stock Exchange listing standards and SEC rules and regulations. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving and making recommendations to our board of directors regarding incentive compensation and equity plans;

•	establishing and reviewing general policies relating to compensation and benefits of our employees; and

•	selecting, retaining, overseeing and terminating any compensation adviser.
Our compensation and leadership development committee receives advice from Compensia, an independent compensation consulting firm, with respect to executive compensation decisions and comparison benchmarking. Working with management, Compensia met with our compensation and leadership development committee and provided various data and recommendations.
Our compensation committee held 11 meetings during 2014. Our compensation committee operates under a written charter approved by the board of directors. A copy of the Compensation Committee Charter is available on the Investors portion of our website at http://investors.cyaninc.com. The Compensation Committee Report is included later in this proxy statement.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is or was formerly an officer or employee of Cyan or any of its subsidiaries. No interlocking relationship exists between any member of our compensation committee and the compensation committee of any other company, and we are not aware that any such interlocking relationship existed in the past.
Nominating and Governance Committee. Our nominating and corporate governance committee is comprised of Mr. Ferris and Dr. Ransom, with Mr. Ferris serving as chairman. The composition of our nominating and governance committee meets the requirements for independence of nominating and governance committee members under current New York Stock Exchange listing standards and SEC rules and regulations. The responsibilities of our nominating and governance committee include, among other things:

•
assisting the board of directors in identifying prospective director nominees who are qualified to become members of the board in accordance with criteria approved by the board and recommend to the board the director nominees for each annual meeting of stockholders;

•	recommending members for each board committee;
•	ensuring that the board is properly constituted to meet its fiduciary obligations to the Company and its stockholders and that the Company follows appropriate governance standards;
•	developing and recommending to the board governance principles applicable to the Company, and any related matters required by the federal securities laws; and
•	overseeing the evaluation of the board and management.
Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by our stockholders as described under “Stockholder Recommendations for Nominations to the Board of Directors” below.
Our nominating and governance committee held three meetings during 2014. Our nominating and governance committee operates under a written charter approved by the board of directors. A copy of the Nominating and Governance Committee Charter is available on the Investors portion of our website at http://investors.cyaninc.com.
Considerations in Evaluating Director Nominees
The nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and governance committee considers include issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our chief executive officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the nominating and governance committee to perform all board of director and committee responsibilities. Members of the board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing the nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. The nominating and governance committee will also seek appropriate input from the chief executive officer from time to time in assessing the needs of the board of directors for relevant background, experience, diversity and skills of its members.
Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes, and our Corporate Governance Guidelines provide, that director diversity should be exhibited by diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. In making determinations regarding nominations of directors, the nominating and governance committee may take into account the benefits of diverse viewpoints. The nominating and governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.
Stockholder Recommendations for Nominations to the Board of Directors
The nominating and governance committee will consider candidates for director recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include the information required by our bylaws, including information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholders ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board of directors by including all the specified information and complying with the procedures in Section 2.4(ii) of our bylaws. Such required information including, without limitation, the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity (of gender, race and national origin, education, professional experience and differences in viewpoints and skills), independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, Cyan, Inc., 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954. Notice must be received by us no earlier than January   , 2016 and no later than February   , 2016. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at each board meeting, where, among other topics, they discuss strategy and risks facing the company.
While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management and oversight in the areas of accounting and financial reporting, internal control over financial reporting processes and disclosure controls and procedures, legal and regulatory compliance, audit of the Company’s financial statements and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The audit committee also reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks arising from the Company’s compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Information on Compensation Risk Assessment
Management periodically reviews our incentive compensation programs at all levels within the organization. Employee cash incentives for sales personnel, including executive officers serving in sales roles, are based on achievement of local, regional and/or company-wide sales targets. Employee cash incentives for non-sales personnel, including both executive and non-executive personnel, are typically based on company-wide financial performance objectives. Management, with respect to our non-executive employees, and our compensation committee, with respect to our executive officers, have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications, and the market for particular types of talent. Subsequent grants, if any, are based on employee performance and retention requirements. Equity awards have long-term vesting requirements to ensure that recipients’ focus is on our long-term success. The incentive compensation structure was reviewed during fiscal year 2014 by the compensation committee with the assistance of Compensia. The compensation committee has determined that it does not believe that our compensation policies and practices, taken as a whole, are reasonably likely to have a material adverse impact on our company.
Non-Employee Director Compensation
In March 2013, our board of directors approved an outside director compensation policy that applies to all of our non-employee directors, which became effective upon the completion of our initial public offering. This policy provides that each such non-employee director will receive the following compensation for board services:

•	an annual cash retainer of $35,000 for board service;
•
an annual cash retainer for serving as the chairman of the audit committee of $18,000, for serving as chairman of the compensation committee of $12,000 and for serving as chairman of the nominating and governance committee of $7,500;

•
an annual cash retainer for serving as a member of the audit committee of $7,500, for serving as a member of the compensation committee of $5,000 and for serving as a member of the nominating and governance committee of $3,500;

•	upon first joining the board of directors, an automatic initial stock option grant for the purchase of 42,000 shares of common stock; and
•	an annual grant of restricted stock units (RSUs) covering 8,500 shares of our common stock on the date of each annual meeting.
The initial stock option grant will vest as to four equal annual installments on the first four anniversaries of the grant date, subject to continued service as a director through each such date. The annual RSU grants will vest on which ever of February 14, May 15, August 15 or November 15 is closest to the first anniversary of the RSU grant.
In addition, we reimburse non-employee directors for reasonable out of pocket expenses for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings.
In May 2014, we granted each of Messrs. Boustridge, Ferris, Haque and Switz and Dr. Ransom an RSU covering 8,500 shares of our common stock under our 2013 Equity Incentive Plan in connection with their continued service on the board of directors.
In March 2015, the Company’s compensation committee reviewed the non-employee director compensation and, based on this review, increased the annual cash retainer for board service from $35,000 to $50,000 and increased the annual restricted stock unit grant from 8,500 shares to 15,000 shares, both with effect for 2015.
The following table sets forth information regarding compensation paid or accrued for services rendered to us by our non-employee directors during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	RSU Awards (1)(2)($)	Total($)
Michael Boustridge	39,271	33,320	72,591
Paul Ferris	58,156	33,320	91,476
Promod Haque	39,271	33,320	72,591
M. Niel Ransom	46,250	33,320	79,570
Robert Switz	56,292	33,320	89,612

(1)
Amounts in this column reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by the non-employee directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	The aggregate number of shares subject to stock options outstanding and RSUs at December 31, 2014 for each non-employee director was as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2014	Aggregate Number of Stock Awards Outstanding as of December 31, 2014
Michael Boustridge	128,685	8,500
Paul Ferris	—	8,500
Promod Haque	—	8,500
M. Niel Ransom	88,685	8,500
Robert Switz	88,685	8,500
Contacting the Board of Directors
Any stockholder who desires to contact our non-employee directors may do so electronically at the following electronic mail address: Corporate.Secretary@cyaninc.com. Such stockholders who desire to contact our non-employee directors by mail may do so by writing Cyan’s corporate secretary at Cyan, Inc., 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954. Our General Counsel receives these communications and forwards them to the appropriate committee of the Board of Directors or to the intended non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@cyaninc.com.
REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Investors portion of our website at http://investors.cyaninc.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. EY, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare or certify our financial statements or guarantee the audits or reports of EY. These are the fundamental responsibilities of management and EY. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and EY;

•
discussed with EY the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICIPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.

Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Robert Switz (Chair)
Paul Ferris
M. Niel Ransom

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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March   , 2015. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Mark A. Floyd	59	Chief Executive Officer and Chairman of the Board
Michael L. Hatfield	52	President and Director
Norman L. Foust	49	Vice President of Operations
James A. Hamilton	50	Senior Vice President of Worldwide Sales & Marketing
Scott A. Pradels	40	Vice President of Engineering
Jeffrey G. Ross	50	Vice President and Chief Financial Officer
Kenneth M. Siegel	56	Vice President and General Counsel
For biographies of Messrs. Floyd and Hatfield, please see “Proposal One—Election of Directors—Information Regarding the Board of Directors and Director Nominees.”
Norman L. Foust has served as our Vice President of Operations since March 2007. Prior to joining us, Mr. Foust served as Vice President of Operations and Director of Operations at Dilithium Networks, Inc., a telephony equipment provider, from March 2005 to March 2007. From March 2000 to March 2005, Mr. Foust was the Director of Operations and Director of Supply Chain at Calix, Inc., a communication systems company. Previously, Mr. Foust served as Director of Materials and Planning Manager with Advanced Fibre Communications, Inc., a telecommunications company. Mr. Foust holds a B.S. in Industrial Engineering from Penn State University.
James A. Hamilton has served as our Senior Vice President of Worldwide Sales since March 2013. Prior to joining us, he served as President of Click Security, Inc., a security analytics company, from March 2012 to March 2013. From September 2011 to February 2012, he served as Chief Executive Officer of CPSG Partners, a professional services and consulting company. From November 2009 to September 2011, Mr. Hamilton served as Senior Vice President of Corporate Development at SafeNet, Inc., a data security company. Mr. Hamilton served as President and Chief Operating Officer of TippingPoint Technologies, Inc., a supplier of intrusion prevention systems, from September 2003 until January 2005, when it was acquired by 3Com Corporation, a digital electronics manufacturer. As a result of the acquisition, from January 2005 to April 2009, Mr. Hamilton was employed in various capacities by 3Com serving most recently as President of the TippingPoint Division. Mr. Hamilton currently serves on the boards of directors of CSPG Partners and Commtouch Software Ltd., a provider of internet security technology. Mr. Hamilton holds a B.S. in Computer Science from Lawrence Technological University.
Scott A. Pradels has served as our Vice President of Engineering since April 2010. He previously served as our Director of Engineering and Manager of Hardware Engineering from November 2006 to April 2010. Prior to joining us, Mr. Pradels was a staff engineer at Turin Networks, Inc., a carrier Ethernet solutions company, from October 1999 to November 2006. From January 1997 to October 1999, Mr. Pradels was a Design Engineer in the Advanced Research and Development group at Advanced Fibre Communications, Inc., a telecommunications company. Mr. Pradels holds a B.S. in Electrical Engineering from California State University, Chico.
Jeffrey G. Ross, has served as our Chief Financial Officer since March 2014. Prior to joining us, Mr. Ross most recently served as Chief Financial Officer of Velti plc, a provider of mobile marketing and advertising technology and solutions, a position he held from January 2013 until December 2013. Entities affiliated with Velti plc filed for bankruptcy protection in November 2013. Prior to joining Velti, Mr. Ross was Senior Vice President and Chief Financial Officer of Sybase, Inc. an enterprise software and services company, from November 2007 until June 2012. From August 2004 to November 2007 he served as Corporate Controller of Sybase. Mr. Ross holds a B.S. in Business Administration from the University of California, Berkeley.

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Kenneth M. Siegel has served as our Vice President and General Counsel since September 2012. Prior to joining us, Mr. Siegel served as Senior Vice President and General Counsel at QuinStreet, Inc., an online performance marketing company, from February 2012 to September 2012. From February 2010 to February 2012, Mr. Siegel served as Senior Vice President and General Counsel at SafeNet, Inc., a data security company. From February 2006 to February 2010, Mr. Siegel served as Vice President and General Counsel at Verigy Ltd., a semiconductor automatic test equipment business acquired by Advantest Corporation in July 2011. From October 2003 to January 2006, Mr. Siegel served as Senior Vice President and General Counsel at Agile Software Corporation, a provider of product lifecycle management software that was later acquired by Oracle Corporation. Mr. Siegel holds a B.A. in International Policy Studies from the Monterey Institute of International Studies and a J.D. from the University of California Hastings College of the Law.

EXECUTIVE COMPENSATION
In 2014, our named executive officers were our principal executive officer and the next two most highly compensated executive officers, as noted:

•	Mark A. Floyd, our Chief Executive Officer and Chairman of the Board;

•	Michael L. Hatfield, our President and Director; and

•	Kenneth M. Siegel, our Vice President and General Counsel.
2014 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, and paid to the persons named below for each of the last two completed fiscal years in which these individuals were our named executive officers:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Comp ($)	All Other Compensation ($)(3)	Total ($)
Mark A. Floyd, Chief Executive Officer	2014 2013	350,000 323,295	— 1,698,176	1,593,882 —	— —	9,952 927	1,953,834 2,022,398
Michael L. Hatfield, President	2014	284,000	—	1,381,880	—	9,025	1,675,832
Kenneth M. Siegel, Vice President and General Counsel	2014	275,000	—	1,137,772	—	40,584	1,453,355
__________________

(1)
The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted during the fiscal year computed in accordance with FASB ASC 718. The assumptions that we used to calculate these amounts are set forth in the audited consolidated financial statements included in our annual report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of the stock awards granted during the fiscal year computed in accordance with FASB ASC 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(3)	Includes company-paid premiums for health and welfare insurance and for life insurance on behalf of our named executive officers and, in the case of Mr. Siegel, a housing allowance.
Executive Employment Arrangements
We have entered into offer letters with all of our named executive officers, except for Mr. Hatfield. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, an indication of

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eligibility for an annual cash incentive award opportunity, and equity awards. These employment arrangements are described below.
Mark A. Floyd
In May 2012, we entered into an offer letter agreement with Mark A. Floyd, our current Chief Executive Officer. The offer letter agreement has no specific term and constitutes at-will employment. For each of 2013 and 2014, Mr. Floyd had an annual base salary of $350,000, and a target annual cash bonus of up to $350,000. For 2015, Mr. Floyd’s annual base salary increased to $450,000 and his target bonus under our Non-Sales Incentive Compensation Plan is equal to 100% of his base salary. Mr. Floyd’s base salary is subject to review annually.
On February 28, 2012, we granted Mr. Floyd an option to purchase 100,000 shares of our common stock at an exercise price per share of $2.54, which is partially unvested. This option was granted pursuant to our 2006 Stock Plan. This option is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/48th of the total shares, on a monthly basis beginning on November 22, 2011. This option is early-exercisable as to unvested shares, subject to our right to repurchase any unvested shares upon termination of Mr. Floyd’s status as a service provider at a repurchase price equal to the original purchase price per share. Of the shares underlying this option, 77,083 were vested as of December 31, 2014.
In connection with Mr. Floyd’s offer letter agreement, Mr. Floyd was granted an option to purchase 1,517,874 shares of our common stock at an exercise price per share of $2.67, which is partially unvested. This option was granted pursuant to our 2006 Stock Plan on May 22, 2012. This option is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/4th of the total shares on the one-year anniversary of May 14, 2012, with 1/48th of the total shares vesting monthly thereafter. Of the shares underlying this option, 980,293 were vested as of December 31, 2014.
On April 13, 2013, we granted Mr. Floyd an option to purchase 320,000 shares of our common stock at an exercise price per share of $10.37, which is partially unvested. This option was granted pursuant to our 2006 Stock Plan. This option is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/48th of the total shares, on a monthly basis beginning on April 12, 2013. Of the shares underlying this option, 133,333 were vested as of December 31, 2014.
On March 28, 2014, we granted Mr. Floyd an RSU award covering 113,636 shares of our common stock, which is partially unvested. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU award is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date (defined below) following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU award, 42,613 were vested as of December 31, 2014.
“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year.
On March 28, 2014, we granted Mr. Floyd an additional RSU award covering 113,637 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. The number of shares, if any, issuable under this RSU was to be determined based upon the Company achieving certain revenue and non-GAAP net operating loss targets for 2014.  The issuable shares were subject to the additional vesting requirement that Mr. Floyd continue in his role as an employee of the Company through the specified settlement dates.  Neither the revenue nor the non-GAAP net operating loss targets were achieved and, as a result, the RSU lapsed on December 31, 2014.
On December 17, 2014, we granted Mr. Floyd an RSU award covering 257,000 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU, none were vested as of December 31, 2014.
Mr. Floyd’s options and RSUs are subject to acceleration provisions under his severance and change in control agreement as described below.
Michael L. Hatfield

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For 2014 Mr. Hatfield, our President, had an annual base salary of $284,000, and a target annual cash bonus of up to $170,400. For 2015, Mr. Hatfield’s annual base salary increased to $350,000 and his target bonus under our Non-Sales Incentive Compensation Plan is equal to 60% of his base salary. Mr. Hatfield’s base salary is subject to review annually.
On December 14, 2010, we granted Mr. Hatfield an option to purchase 250,000 shares of our common stock at an exercise price per share of $2.35, which is wholly vested as of December 31, 2014. This option was granted pursuant to our 2006 Stock Plan.
On September 25, 2012, we granted Mr. Hatfield an option to purchase 400,000 shares of our common stock at an exercise price per share of $3.20, which was partially unvested as of December 31, 2014. This option was granted pursuant to our 2006 Stock Plan. This option is scheduled to vest, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/48th of the total shares, on a monthly basis beginning on October 25, 2012. Of the shares underlying this option, 77,083 were vested as of December 31, 2014.
On March 28, 2014, we granted Mr. Hatfield an RSU award covering 102,272 shares of our common stock, which is partially unvested. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU award is scheduled to vest, subject to Mr. Hatfield’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date (defined above) following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU award, 38,352 were vested as of December 31, 2014.
On March 28, 2014, we granted Mr. Hatfield an additional RSU award covering 102,273 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. The number of shares, if any, issuable under this RSU was to be determined based upon the Company achieving certain revenue and non-GAAP net operating loss targets for 2014.  The issuable shares were subject to the additional vesting requirement that Mr. Hatfield continue in his role as an employee of the Company through the specified settlement dates.  Neither the revenue nor the non-GAAP net operating loss targets were achieved and, as a result, the RSU lapsed on December 31, 2014.
On December 17, 2014, we granted Mr. Hatfield an RSU award covering 210,000 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU is scheduled to vest, subject to Mr. Hatfield’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU, none were vested as of December 31, 2014.
Mr. Hatfield’s options and RSUs are subject to acceleration provisions under his severance and change in control agreement as described below.
Kenneth M. Siegel
In August 2012, we entered into an offer letter agreement with Kenneth M. Siegel, our current Vice President and General Counsel. The offer letter agreement has no specific term and constitutes at-will employment. For 2014 Mr. Siegel had an annual base salary of $275,000 and a target annual cash bonus of up to $137,500. For 2015, Mr. Siegel’s annual base salary increased to $350,000 and his target bonus under our Non-Sales Incentive Compensation Plan is equal to 60% of his base salary. Mr. Siegel is also provided with a $25,000 annual housing allowance. Mr. Siegel’s base salary is subject to review annually.
On September 25, 2012, we granted Mr. Siegel an option to purchase 250,000 shares of our common stock at an exercise price per share of $3.20, which was partially unvested as of December 31, 2014. This option was granted pursuant to our 2006 Stock Plan. This option is scheduled to vest, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/4th of the total shares on September 17, 2013, with 1/48th of the total shares vesting monthly thereafter. Of the shares underlying this option, 140,625 were vested as of December 31, 2014.
On May 8, 2013, we granted Mr. Siegel an option to purchase 50,000 shares of our common stock at an exercise price per share of $11.00, which was partially unvested as of December 31, 2014. This option was granted pursuant to our 2006 Stock Plan. This option is scheduled to vest, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/4th of the total shares on May 8, 2014, with 1/48th of the total shares vesting monthly thereafter. Of the shares underlying this option, 19,791 were vested as of December 31, 2014.

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On March 28, 2014, we granted Mr. Siegel an RSU award covering 90,909 shares of our common stock, which was partially unvested as of December 31, 2014. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU award is scheduled to vest, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date (defined above) following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU award, 34,090 were vested as of December 31, 2014.
On March 28, 2014, we granted Mr. Siegel an additional RSU award covering 102,273 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. The number of shares, if any, issuable under this RSU was to be determined based upon the Company achieving certain revenue and non-GAAP net operating loss targets for 2014.  The issuable shares were subject to the additional vesting requirement that Mr. Siegel continue in his role as an employee of the Company through the specified settlement dates.  Neither the revenue nor the non-GAAP net operating loss targets were achieved and, as a result, the RSU lapsed on December 31, 2014.
On December 17, 2014, we granted Mr. Siegel an RSU award covering 150,000 shares of our common stock. This RSU award was granted pursuant to our 2013 Equity Inventive Plan. This RSU is scheduled to vest, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter. Of the shares underlying this RSU, none were vested as of December 31, 2014.
Non-Sales Incentive Compensation Plan
On February 4, 2015, our compensation committee determined that the performance targets under the Non-Sales Incentive Compensation Plan for our named executive officers, which are tied to a blend of revenue and non-GAAP operating loss targets, were not achieved for 2014, and there were no payments made to any of our executive officers under the Non-Sales Incentive Compensation Plan for 2014.
The Non-Sales Incentive Compensation Plan continues to apply to our executive officers for 2015 (other than those eligible for sales-based incentives). Our compensation committee has determined that the incentive compensation for executive officers under the plan for 2015 would be tied to a blend of revenue and non-GAAP operating loss targets. All payments under the plan are intended to be paid out in one lump sum after approval by the compensation committee of the achievement levels after the completion of 2015.
Severance and Change in Control Agreements for Executives
In connection with our initial public offering, our compensation committee approved a severance and change in control agreement for each of our executives. All of our executive officers are generally eligible for severance benefits under these severance and change in control agreements, subject to the conditions described below. Each eligible officer may receive benefits upon a qualified termination of employment 30 days prior to, or 12 months following, a change in control of the Company (as defined in the agreements). In addition, eligible officers may receive severance benefits for qualified terminations of employment unrelated to a change of control under the agreements. The benefits in the severance and change in control agreements vary based on whether an eligible employee is the CEO, president or another executive officer.
In the event of a termination of employment without “cause” (as defined in the agreements), outside of the change of control period, an eligible employee will receive the following:
•     for the CEO or President: a lump sum payment equal to 12 months of base salary; a lump sum payment equal to 100% of his target bonus for the fiscal year in which the termination occurs; acceleration of 12 months of additional vesting of any then-outstanding and unvested equity awards; and continuation of health care coverage under COBRA for 12 months; and
•     for other executive officers: a lump sum payment equal to six months of base salary; a lump sum payment equal to 50% of his target bonus for the fiscal year in which the termination occurs; acceleration of six month’s additional vesting of any then-outstanding and unvested equity awards; and continuation of health care coverage under COBRA for six months.
 In the event of a termination of employment without cause or a resignation for “good reason” (as defined in the agreements), in each case, during the applicable change of control period, an eligible employee will receive the following:

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•     for the CEO or President: a lump sum payment equal to 18 months of base salary; a lump sum payment equal to 150% of his target bonus for the fiscal year in which termination occurs; acceleration of vesting of 100% of any then-outstanding and unvested equity awards; and continuation of health care coverage under COBRA for 18 months; and
•     for other executive officers: a lump sum payments equal to 12 months of base salary; a lump sum payment equal to 100% of his target bonus for the fiscal year in which termination occurs; acceleration of vesting of 100% of any then-outstanding and unvested equity awards; and continuation of health care coverage under COBRA for 12 months.
All severance benefits under the severance and change in control agreements are subject to the eligible officer executing, and not revoking, a release of claims. Notwithstanding the summaries provided above, all of the agreements are subject to modification to be in compliance with applicable tax and regulatory requirements, such as under Sections 409A and 280G of the Internal Revenue Code of 1986, as amended.
Welfare and Other Employee Benefits
We provide other benefits to our executive officers on the same basis as all of our full-time employees in the country where they reside. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
Perquisites and Other Personal Benefits
We do not provide perquisites to our named executive officers.
2014 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2014.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)
Mark A. Floyd	10/29/2008 2/28/2012 5/22/2012 4/13/2013 3/28/2014 12/17/2014	88,685(1) 100,000(2) 980,293(3) 133,333(4) — —	— — 537,581 186,667 — —	0.42 2.54 2.67 10.37 — —	10/28/2018 2/27/2022 5/21/2022 4/12/2023 — —	— — — — 71,023(5) 257,000(6)	— — — — 177,558 642,500

Michael L. Hatfield	12/14/2010 9/25/2012 3/28/2014 12/17/2014	250,000(7) 224,999(8) — —	— 175,001 — —	2.35 3.20 — —	12/13/2020 9/24/2022 — —	— — 63,920(9) 210,000(10)	— — 159,800 525,000

Kenneth M. Siegel	9/25/2012 5/8/2013 3/28/2014 12/17/2014	140,625(11) 19,791(12) — —	109,375 30,209 — —	3.20 11.00 — —	9/24/2022 5/7/2023 — —	— — 56,819(13) 150,000(14)	— — 142,048 375,000
__________________

(1)	All of the shares underlying this option are fully vested.

(2)
This option vests, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/48th of the total shares each month, began vesting on the one-month anniversary of November 22, 2011. This option is early-exercisable as to unvested shares, subject to our right to repurchase any unvested shares upon termination of Mr. Floyd’s status as a

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service provider at a repurchase price equal to the original purchase price per share. Of the shares underlying this option, 77,083 were vested as of December 31, 2014.

(3)
This option vested as to 1/4th of the total shares on May 14, 2013, and subject to Mr. Floyd’s continued role as a service provider to us, with respect to 1/48th of the total shares monthly thereafter.

(4)	This option vests, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/48th of the total shares each month.

(5)
This RSU award vests, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter.

(6)
This RSU award vests, subject to Mr. Floyd’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter.

(7)	All of the shares underlying this option are fully vested.

(8)	This option vests, subject to Mr. Hatfield’s continued role as a service provider to us, as to 1/48th of the total shares each month.

(9)
This RSU award vests, subject to Mr. Hatfield’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter.

(10)
This RSU award vests, subject to Mr. Hatfield’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter.

(11)
This option vested as to 1/4th of the total shares on September 17, 2013, and subject to Mr. Siegel’s continued role as a service provider to us, with respect to 1/48th of the total shares monthly thereafter.

(12)
This option vested as to 1/4th of the total shares on June 8, 2014, and subject to Mr. Siegel’s continued role as a service provider to us, with respect to 1/48th of the total shares monthly thereafter.

(13)
This RSU award vests, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/8th of the total shares on the first Company Vest Date following the date of grant, with 1/8th of the total shares vesting on each Company Vest Date thereafter.

(14)
This RSU award vests, subject to Mr. Siegel’s continued role as a service provider to us, as to 1/4th of the total shares on the first Company Vest Date following the date of grant, with 1/4th of the total shares vesting on each Company Vest Date thereafter.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table shows certain information concerning our common stock reserved for issuance in connection with our 2006 Stock Plan and our 2013 Equity Incentive Plan as of December 31, 2014:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	(15,209,357)	$(3.28300)	1,877,240
Equity compensation plans not approved by stockholders	—	—	—
TOTAL	15,209,357		1,877,240
 __________________

(1)
Includes the following plans: 2006 Stock Plan and our 2013 Equity Incentive Plan (“2013 Plan”). Our 2013 Plan provides that on January 1st of each fiscal year commencing in 2014 and ending on (and including) January 1, 2023, the number of shares authorized for issuance under the 2013 Plan is automatically increased by a number equal to the lesser of (i) 5,000,000 shares, (ii) 4.5% of the outstanding shares of our common stock as of the last day of our immediately preceding

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fiscal year, or (iii) such other amount as our board of directors may determine no later than the last day of the immediately preceding fiscal year.

(2)	This number includes 12,141,629 stock options and 3,067,728 restricted stock units, or RSUs.

(3)	The weighted average exercise price does not take into account outstanding RSUs.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit
     If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are also empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and with each of our officers. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Compensation Committee Report
The compensation committee has reviewed and discussed the section captioned “Executive Compensation,” included in this proxy statement, with management and, based on such review and discussion, the compensation committee has recommended to our board of directors that this “Executive Compensation” section be included in proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Paul A. Ferris
Robert E. Switz

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, for:

•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on     shares of common stock outstanding at March  , 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March   , 2015. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. In addition, the table below does not include any holders of our outstanding notes or warrants as those securities are not convertible or exercisable into shares of common stock prior to January 15, 2016 subject to certain limited exceptions for certain specified corporate events. However, for informational purposes, we have included certain holdings of the notes and warrants in the footnotes to the table.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cyan, Inc., 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954.

Beneficial Owner Name	Number of Shares	Percent of Shares Outstanding
Current Executive Officers and Directors:
Mark A. Floyd(1)	1,648,824	3.3
Michael L. Hatfield(2)	2,617,905	5.4
Kenneth M. Siegel(3)	302,693	*
Michael Boustridge(4)	107,623	*
Paul A. Ferris(5)	6,016,201	12.5
Promod Haque(6)	11,012,599	22.9
M. Niel Ransom(7)	97,185	*
Robert E. Switz (8)	161,774	*
All executive officers and directors as a group (12 persons)(9)	23,508,475	45.2
5% Stockholders(10):
Entities affiliated with Norwest Venture Partners(11)	11,012,599	22.9
Entities affiliated with Azure Capital(12)	6,016,201	12.5
Entities affiliated with Tenaya Capital(13)	3,315,081	6.9
Entities affiliated with DNB Asset Management AS(14)	3,331,109	6.9
Michael L. Hatfield(2)	2,617,905	5.4

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(*)	Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 74,910 shares held by Mr. Floyd; and (ii) 1,573,914 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014. In addition, Mr. Floyd holds $2.0 million in aggregate principal amount of affiliate notes and related warrants to purchase an aggregate of 450,000 shares of common stock.

(2)
Consists of (i) 2,023,171 shares held by Mr. Hatfield; and (ii) 594,734 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014. In addition, Mr. Hatfield holds $4.0 million in aggregate principal amount of affiliate notes and related warrants to purchase an aggregate of 900,000 shares of common stock.

(3)	Consists of (i) 50,800 shares held by Mr. Siegel; and (ii) 251,893 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014.

(4)	Consists of (i) 8,500 shares held by Mr. Boustridge; and (ii) 99,123 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014.

(5)
Consists of the shares listed in footnote (12) below, which are held by the Azure Capital entities and Mr Ferris. Mr. Ferris, one of our directors, is a general partner at Azure Capital and shares voting and dispositive power with respect to the shares held by the Azure Capital entities.

(6)
Consists of the shares listed in footnote (11) below, which are held by the Norwest Venture Partners entities and Mr. Haque. Mr. Haque, one of our directors, is a member of Genesis VC Partners X, LLC and Itasca VC VII-A, LLC and shares voting and dispositive power with respect to the shares held by the Norwest Venture Partners entities.

(7)	Consists of (i) 8,500 shares held by Mr. Ransom; and (ii) 88,685 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014.

(8)
Consists of (i) 73,089 shares held by the Robert E. Switz Revocable Trust dated July 27, 2009 for which Mr. Switz serves as trustee; and (ii) 88,685 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014.

(9)
Consists of (i) 19,664,634 shares beneficially owned by our executive officers and directors; and (ii) 3,843,841 shares issuable upon exercise of options exercisable or the settlement of RSUs within 60 days of March 31, 2014.

(10)
In addition to the 5% holders reflected on the table, as reported on Schedule 13G on January 7, 2015, Zazove Associates, LLC held $15.0 million in aggregate principal amount of notes as of such date as an investment advisor and had discretionary authority with regard to the notes. Zazove Associates, Inc. and Gene T. Pretti may be deemed to share voting and dispositive power with respect to the notes held by Zazove Associates, LLC. The address for the Zazove parties is 1001 Tahoe Blvd., Incline Village, Nevada 89451.

(11)
As reported on Schedule 13G on February 14, 2014 and updated from company records, consists of (i) 10,362,539 shares held by Norwest Venture Partners X, LP (“NVP X”); (ii) 641,560 shares held by Norwest Venture Partners VII-A, LP (“NVP VII-A”); and (iii) 8,500 shares held in the name of Mr. Haque. NVP Associates, LLC (“NVP”) is the managing member of Genesis VC Partners X, LLC (“Genesis X”) the general partner of NVP X and Itasca VC Partners VII-A, LLC (“Itasca VII-A”), the general partner of NVP VII-A. Matthew Howard, Jeffrey Crowe and Promod Haque, as co-Chief Executive Officers of NVP and members of Genesis X and Itasca VII-A, may be deemed to share voting and dispositive power with respect to the shares held by NVP X and NVP VII-A. The address for the Norwest Venture Partners entities is 525 University Avenue, Suite 800, Palo Alto, California 94301. In addition, as reported on a Form 4 dated December 16, 2014, NVP VII-A purchased $7.0 million in aggregate principal amount of notes and related warrants to purchase an aggregate of 1,575,000 shares of common stock and Norwest Venture Partners VI-A, LP purchased $4.0 million in aggregate principal amount of notes and related warrants to purchase an aggregate of 900,000 shares of common stock.

(12)
As reported on Schedule 13G on February 14, 2014 and updated from company records, consists of (i) 5,324,789 shares held by Azure Capital Partners II, L.P. (“Azure Capital II”); (ii) 682,912 shares held by Azure Entrepreneurs II, L.P. (“Azure Entrepreneurs II”); and (iii) 8,500 shares held in the name of Mr. Ferris. The general partner of each of Azure Capital II and Azure Entrepreneurs II is Azure Capital Partners VC Administrators II, LP, whose general partner is Azure Parent, LLC (“Azure Capital Partners”). Paul Ferris, Mike Kwatinetz, Cameron Lester and Paul

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Weinstein are the managing members of Azure Capital Partners and share voting and investment power with respect to the shares held by Azure Capital II and Azure Entrepreneurs II. The address for each of these entities is c/o Azure Capital Partners, 650 California Street, 11th Floor, San Francisco, California 94108.

(13)
As reported on Schedule 13G on February 1, 2014, consists of (i) 2,598,058 shares held by Tenaya Capital V, L.P.; and (ii) 717,023 shares held by Tenaya Capital V, L.P. The general partner of each of Tenaya Capital V, L.P. and Tenaya Capital V-P, L.P. is Tenaya Capital V GP, LP whose general partner is Tenaya Capital V GP, LLC. Messrs. Tom Banahan, Ben Boyer, Stewart Gollmer, Brian Melton and Brian Paul are the managers of Tenaya Capital V GP, LLC and such managers share voting and dispositive power over the shares held by Tenaya Capital V, L.P. and Tenaya Capital V-P, L.P. The address for each of these entities is c/o Tenaya Capital, 2965 Woodside Road, Suite A, Woodside, California 94062.

(14)
As reported on Schedule 13G on February 4, 2015, consists of 3,331,109 shares held by DNB Asset Management AS (“DNB”). DNB is a subsidiary of DNB ASA, which is listed on the Oslo Stock Exchange. DNB is an investment manager of a number of funds and managed accounts and holds voting and dispositive power over the shares. DNB disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. The address for DNB is Dronning Aufemias Gate 30, Bygg M-12N, 0191 Oslo, Norway.

RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, during 2014 and currently contemplated, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Convertible Notes and Related Warrants
In December 2014, we sold $50,000,000 aggregate principal amount of 8.00% Convertible Senior Secured Notes due 2019 and related warrants to purchase up to an aggregate 11,250,000 shares of our common stock in a private placement to qualified institutional buyers and accredited investors pursuant to the exemption from the provisions of Section 5 of the Securities Act, provided by Section 4(a)(2) of the Securities Act and Regulation D.
Of the $50.0 million aggregate principal amount of 8.00% Convertible Senior Secured notes due 2019 and related warrants to purchase an aggregate of 11,250,000 shares of our common stock issued in December 2014, certain affiliated parties, referred to as the affiliated holders, purchased $17.0 million in aggregate principal amount of notes and related warrants to purchase an aggregate of 3,825,000 shares of our common stock on the same terms on which notes and warrants were issued to non-affiliated investors follows:

•
Funds affiliated with Norwest Venture Partners, with whom Promod Haque, a member of the board of directors, is affiliated, purchased $11.0 million in aggregate principal amount of notes and related warrants to purchase 2,475,000 shares of our common stock;

•
Michael Hatfield, our president and a member of the board of directors, purchased $4.0 million in aggregate principal amount of notes and related warrants to purchase 900,000 shares of our common stock; and

•
Mark Floyd, our chief executive officer and chairman of our board of directors, purchased $2.0 million in aggregate principal amount of notes and related warrants to purchase 450,000 shares of our common stock.

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The transaction was approved by the audit committee of our board of directors and the disinterested members of our board of directors.
For a more detailed discussion on the background of the offering and a summary of the materials terms of the notes and warrants and the affiliated holders see Proposals No. 2 and No. 3 above.
Facility Lease
In August 2007 we entered into a six-year lease agreement for our Petaluma headquarters, which was originally scheduled to expire in September 2013. This agreement has been amended and now the lease expires with respect to a portion of the premises in May 2015 and the remainder of the premises in October 2018, providing the company a total of 22,780 square feet. In July, 2013 the Company entered into a lease agreement for additional space in Petaluma, California. The July 2013 lease, which commenced in the fall of 2014, has a ten-year term and provides for the lease by the Company of 20,005 square feet, going to 38,778 square feet in 2015. Expected rent payments under the July 2013 lease are expected to total approximately $11.5 million over the term of the lease.
In relation to these lease agreements, an executive officer, who is also a member of the Company’s board of directors and a greater than 5% stockholder of the Company, owns approximately 40% of the limited liability company from which we are leasing our headquarters. These transactions were approved by the disinterested members of our board of directors.
Investment Management & Lease Transactions
In May 2014 our audit committee approved the appointment of two independent investment managers to manage our investible assets, including Wells Capital Management. Wells Capital Management is an affiliate of Wells Fargo Bank. Norwest Venture Partners is an affiliate of Wells Fargo & Co., the parent company of Wells Fargo Bank. As of December 31, 2014, we had $4,110,937.14 million under management by Wells Capital Management.
In August 2013, our board of directors approved the entry into lease financing arrangements with a significant customer. The board also approved us selling lease instruments to independent financial buyers including Wells Fargo Leasing. Wells Fargo Leasing is an affiliate of Wells Fargo Bank. Norwest Venture Partners is an affiliate of Wells Fargo & Co., the parent Company of Wells Fargo Bank. As of December 31, 2014, and as of the date of this proxy statement, we have not sold any lease instruments to Wells Fargo Leasing.
As of December 31, 2014, affiliates of Norwest Venture Partners owned an aggregate of 11,012,599 shares of our common stock and warrants to purchase 2,475,000 shares of our common stock, and Promod Haque, a senior managing partner at Norwest Venture Partners serves on our board of directors. The lease and investment management arrangements described above were approved by the disinterested members of the audit committee of our board of directors.
Policies and Procedures for Related Party Transactions
Our audit committee is responsible for reviewing and approving in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
We believe that we have executed all of the transactions set forth under the section entitled “Related Party Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

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OTHER MATTERS
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the 2014 fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis.
2014 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2014 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at http://investors.Cyan.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Cyan, Inc., 1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Petaluma, California
April [1], 2015

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Directions to Cyan Headquarters

1383 N. McDowell Boulevard
Petaluma, California 94954

101 South
From Santa
Rosa
101 North
From San
Francisco
cyan
Montero Way
N McDowell Blvd
Redwood Hwy
Redwood Hwy
REDWOOD HWY
REDWOOD
Redwood Way
US 101
US 101
101
116

From San Francisco

•	Proceed North across the Golden Gate Bridge

•	Remain on Highway 101 northbound

•	Turn right on Old Redwood Highway (Exit 476) at the North end of Petaluma

•	Take the first right onto N. McDowell Boulevard

•	Turn into the first driveway on the right and you have arrived at Cyan’ headquarters

•	The annual meeting will be held in a conference room on the 1st floor

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From Santa Rosa

•	Go South on Highway 101

•	Take the Old Redwood Highway (Exit 476) at the North end of Petaluma

•	Turn left at the light and take the overpass across Highway 101

•	Take the first right onto N. McDowell Boulevard

•	Turn into the first driveway on the right and you have arrived at Cyan’ headquarters

•	The annual meeting will be held in a conference room on the 1st floor

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